Exhibit 99.3

PHOENIX, NORTHERN CALIFORNIA AND CENTRAL REGIONS OF

COMPREHENSIVE MEDICAL IMAGING, INC.

COMBINED BALANCE SHEET

(unaudited)

(IN THOUSANDS)	MARCH 31, 2004

ASSETS

Current assets:
Cash	$395
Trade receivables, less allowance for doubtful accounts of $5,271	17,563
Deferred taxes	2,797
Prepaids and other current assets	524

Total current assets	21,279

Property and equipment, net	17,317
Excess of purchase price over net assets acquired	29,515
Other assets	464

Total assets	$68,575

LIABILITIES AND OWNER’S EQUITY

Current liabilities:
Accounts payable	$325
Accrued liabilities	3,743
Accrued radiology fees	3,463
Accrued wages and related costs	1,751
Current maturities of long-term debt	5,516

Total current liabilities	14,798

Long-term debt, net of current maturities	5,871
Deferred taxes	35
Other liabilities	984
Due to Syncor and CMI	37,478

Owner’s equity:
Capital Contribution	1,077
Distributions	(2,309)
Retained earnings	10,641

Total owner’s equity	9,409

Total liabilities and owner’s equity	$68,575

PHOENIX, NORTHERN CALIFORNIA AND CENTRAL REGIONS OF

COMPREHENSIVE MEDICAL IMAGING, INC.

COMBINED STATEMENTS OF OPERATIONS

(unaudited)

(IN THOUSANDS)	THREE MONTHS ENDED MARCH 31, 2004	THREE MONTHS ENDED MARCH 31, 2003

Net revenues	$14,061	$14,024
Cost of revenues	4,091	4,532

Gross profit	9,970	9,492

Operating, general and administrative expenses	6,570	5,438
Provision for losses on receivables	729	1,000
Depreciation and amortization	1,723	1,787

Operating income	948	1,267

Other income (expense):
Interest expense	(216)	(464)
Equity in gains from joint venture	—	112
Other, net	2	5

Other expense, net	(214)	(347)

Income from operations before taxes	734	920
Provision for income taxes	297	422

Income before minority interest	437	498
Minority interest	12	(20)

Net income	$449	$478

PHOENIX, NORTHERN CALIFORNIA AND CENTRAL REGIONS OF

COMPREHENSIVE MEDICAL IMAGING, INC.

COMBINED STATEMENTS OF CASH FLOWS

(unaudited)

(IN THOUSANDS)	THREE MONTHS ENDED MARCH 31, 2004	THREE MONTHS ENDED MARCH 31, 2003

Cash flows from operating activities:
Net income	$449	$478
Minority interest	(12)	20
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,723	1,787
Provision for losses on receivables	729	1,000
Equity in gains from joint ventures	—	(112)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable – trade	(1,791)	(1,184)
Prepaids and other current assets	344	752
Other assets	(52)	33
Accounts payable	(311)	(346)
Accrued liabilities, radiology fees and other	559	225
Accrued wages and related costs	(254)	(368)

Net cash provided by operating activities	1,384	2,285

Cash flows from investing activities:
Purchase of property and equipment, net	(26)	(67)

Net cash used in investing activities	(26)	(67)

Cash flows from financing activities:
Repayment of long-term debt	(1,179)	(1,287)
Change in due to Syncor and CMI	90	(1,668)

Net cash used in financing activities	(1,089)	(2,955)

Net change in cash	269	(737)

Cash at beginning of period	126	860

Cash at end of period	$395	$123

PHOENIX, NORTHERN CALIFORNIA AND CENTRAL REGIONS OF

COMPREHENSIVE MEDICAL IMAGING, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

(unaudited)

Note 1.  DESCRIPTION OF BUSINESS

The Phoenix, Northern California and Central Regions (the Group) consist of 22 wholly owned medical imaging centers, two imaging centers where the Group owns a 50% or greater interest through joint venture arrangements, regional billing centers as well as operations centers, all of which are owned by Comprehensive Medical Imaging, Inc. (CMI), a wholly owned subsidiary of Cardinal Health 414, Inc. (formerly known as Syncor International Corporation - Syncor).  Effective January 1, 2003, Syncor became a wholly owned subsidiary of Cardinal Health, Inc. (Cardinal Health).

The 22 medical imaging centers included in the Group are as follows:

Comprehensive Medical Imaging — Biltmore, Inc.	Comprehensive OPEN MRI — East Mesa, Inc.
Comprehensive Medical Imaging Centers, Inc. (Gateway)	Mesa MRI, JV
Mountain View MRI, JV	TME Arizona, Inc.
Syncor Diagnostics Bakersfield, LLC	Comprehensive Medical Imaging — Bakersfield, Inc.
Syncor Diagnostics Sacramento, LLC	Comprehensive OPEN MRI — Carmichael/Folsom, LLC (Folsom)
Los Gatos Imaging Center, JV	Comprehensive Medial Imaging — Fremont, Inc.
IMI Kansas City, Inc.	Comprehensive Medical Imaging — San Francisco, Inc.
Jefferson MRI, JV	Jefferson MRI — Bala, JV
Comprehensive Medical Imaging — Fairfax, Inc.	Comprehensive OPEN MRI — Garland Inc. (East El Paso)
Comprehensive OPEN MRI — Garland, Inc. (West El Paso)	IMI of Arlington, Inc.
MRI of Woodbridge, JV	Phoenix Regional PET Center — Thunderbird, LLC (50% owned through April 1, 2003)

The joint ventures and CMI’s related interests are as follows:

Joint Venture Name	CMI Ownership Percentage
Santa Cruz Comprehensive Imaging, LLC	57%
MRI Equipment Partners, Inc.	59%

On June 14, 2002, Syncor announced its decision to discontinue its medical imaging business - CMI, which includes the imaging centers in the Group.  Subsequent to June 14, 2002, Syncor actively marketed the CMI operations for sale and considered offers for the sale of its imaging business in the United States and Puerto Rico.

The Group’s operations represent one operating business segment within CMI.  The Group’s revenues are derived from medical imaging services in the United States.  The medical imaging services the Group provides are primarily noninvasive procedures that generate representations of internal anatomy and convert them to film or digital media to aid in the detection and diagnosis of diseases and other disorders.  The Group offers managed care organizations and other third-party payors a full complement of medical imaging services, including magnetic resonance imaging, or MRI, computed tomography, or CT, traditional X-ray, mammography, ultrasound and fluoroscopy imaging, as well as Positron Emission Tomography (PET) imaging services.  Management believes that the Group represents one operating segment based upon the guidance in Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, which requires companies to define and report financial and descriptive information about its operating segments.

Note 2.  BASIS OF PRESENTATION

The accompanying unaudited combined financial statements include the assets, liabilities and operations of the 22 wholly owned imaging centers, MRI Equipment Partners, Inc., Santa Cruz Comprehensive Imaging, Inc., the regional billing centers, and the operations centers in each region of the Group.  All significant inter-company accounts and transactions have been eliminated in combination.

The unaudited combined financial statements of the Group reflect all adjustments, consisting solely of normal recurring adjustments, needed to present fairly the financial results for these interim periods. The combined results of operations presented for the interim periods are not necessarily indicative of the results for a full year.

Revenue Recognition.  Medical imaging revenue is recognized at the time the imaging service is performed.  Revenues are presented net of estimated customer contractual rate adjustments.  Estimated allowances for contractual adjustments are made in the same month as the revenue is recorded and are adjusted in future periods, if necessary, as changes in estimated contractual rates are determined.

Corporate Allocations.  CMI and Syncor provide the Group with various administrative services such as accounting, billing and cash management services.  The Group is assessed a fee for these services based upon the estimated costs incurred by CMI and Syncor, which directly benefit the Group.  Factors considered in determining the amount to be allocated include total net revenues and headcount.  This fee is included in operating, general and administrative expenses.  In addition, CMI allocates its corporate assets and liabilities to its imaging centers based upon each center’s net revenues, as applicable.

The Group is also assessed interest expense based upon our capital requirements defined as accounts receivable outstanding and fixed assets in relation to CMI’s combined total accounts receivable and fixed assets.

Investment in Center: Prior to April 1, 2003, the Group had significant influence over operations but lacked control over major decisions for Phoenix Regional PET - Thunderbird, LLC (Thunderbird). Accordingly, the Group accounted for its investment in Thunderbird under the equity method of accounting in accordance with APB No. 18, The Equity Method of Accounting for Investment in Common Stock. Effective April 1, 2003, CMI purchased the remaining 50% investment interest in Thunderbird for a purchase price of $1.9 million. The results of operations for Thunderbird are included in our combined financial statements from the effective acquisition date. Had the acquisition occurred at the beginning of 2003, our combined results would not have been materially different from reported results.

Note 3.  GOODWILL

Effective January 1, 2002, the Group adopted SFAS No. 142, Goodwill and Other Intangible Assets. Under the new rule, goodwill is no longer amortized, but is subject to impairment tests on an annual basis or more frequently if impairment indicators exist. Impairment is measured by comparing the goodwill derived from a hypothetical purchase price allocation to the carrying value of the goodwill balance. No goodwill impairment indicators existed for the three months ended March 31, 2004 and, as a result, impairment testing was not required.

Note 4.  LITIGATION AND CONTINGENCIES

Syncor, CMI and the Group are involved in various litigation proceedings of a nature considered normal to their business, principally for breach of contract and other causes of action relating to professional services agreements with radiologists and/or radiology groups.  While it is not feasible to predict or determine the final outcome of these proceedings, it is management’s opinion that such proceedings are without merit, or do not have a potential liability which would materially affect the financial condition or results of operations of the Group on a combined basis.

Note 5.  SUBSEQUENT EVENT

On April 1, 2004, InSight Health Corp. (InSight) acquired 21 of CMI’s diagnostic imaging centers (all of which are included in the Group). The acquisition was made pursuant to a stock purchase agreement dated February 13, 2004, by and among Insight, CMI, Cardinal Health, and Cardinal Health 414, Inc., as amended as of April 1, 2004.